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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 of this Registration Statement on Form S-4 of Advanced Accessory Systems, LLC and AAS Capital Corporation of our report dated December 5, 1997 relating to the financial statements of Valley Industries, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP


Bloomfield Hills, Michigan


April 22, 1999